Exhibit 21.1
Subsidiaries of the Company

Company	State of Organization
Collins BioEnergy Partners LLC	Texas
Fluid Quip Technologies LLC	Ohio
Fluid Quip Mechanical LLC	Ohio
Green Plains Central City LLC	Delaware
Green Plains Central City Capture Company LLC	Delaware
Green Plains Fairmont LLC	Delaware
Green Plains Finance Company LLC	Delaware
Green Plains Grain Company LLC	Delaware
Green Plains Hopewell LLC	Delaware
Green Plains Investments LLC	Delaware
Green Plains Madison LLC	Delaware
Green Plains Mount Vernon LLC	Delaware
Green Plains Obion LLC fka Ethanol Grain Processors LLC	Tennessee
Green Plains Otter Tail LLC	Delaware
Green Plains Shenandoah LLC fka GPRE Shenandoah LLC	Delaware
Green Plains SPE LLC	Delaware
Green Plains Superior LLC fka Superior Ethanol LLC	Iowa
Green Plains Trade Group LLC	Delaware
Green Plains Turnkey I LLC	Delaware
Green Plains Commodity Management LLC fka Green Plains Trade Group II LLC	Delaware
Green Plains Wood River LLC	Delaware
Green Plains Wood River Capture Company LLC	Delaware
Green Plains York LLC	Delaware
Green Plains York Capture Company LLC	Delaware